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                                                                  Exhibit 23.1

Consent of Independent Accounts

We consent to the incorporation by reference in the registration statements of Glimcher Realty Trust on Forms S-3 (Files Nos. 33-90730 and 33-91084) and on Forms S-8 (File No. 33-94542 and 333-10221) of our report dated February 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of Glimcher Realty Trust as of December 31, 1996 and 1995, and for each of the years then ended which is included in this Annual Report on Form 10-K.



                                             COOPERS & LYBRAND L.L.P.



Columbus, Ohio
March 19, 1997